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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                   FORM 8-K/A
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):                August 14, 2000


                               Neogen Corporation
             (Exact name of registrant as specified in its charter)


           Michigan                      0-17988                38-2367843
(State or other jurisdiction of        (Commission             (IRS Employer
        incorporation)                 File Number)          Identification No.)


  620 Lesher Place, Lansing, Michigan                              48912
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:               (517) 372-9200


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         (Former name or former address, if changed since last report.)
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This Form 8-K/A amends the Form 8-K filed with the Securities and Exchange
Commission on June 16, 2000, by including the information in Item 7.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On June 2, 2000, Neogen Corporation purchased substantially all of the assets of AmVet Pharmaceuticals of Yaphank, New York. AmVet owns formulas for 25 different veterinary products under approximately 40 labels, the majority of which are sold under the AmVet name. There is no relationship between AmVet and Neogen or any of their affiliates.

The consideration for the sale, which was determined through arms length negotiations, subject to certain post closing adjustments, was $3,400,000, and up to an additional $1,000,000 based on levels of post closing revenues. The source of cash consideration was available Neogen cash balances.

Neogen intends to move the business to Lexington, Kentucky and integrate it with its Animal Safety Division.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA INFORMATION AND EXHIBITS

(A) FINANCIAL STATEMENTS OF BUSINESS TO BE ACQUIRED AND (B) PRO FORMA FINANCIAL INFORMATION

Financial statements and proforma financial statements of the business acquired are not required by the applicable rules and regulations of the Securities and Exchange Commission as the acquisition is not considered to be significant.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              Neogen Corporation
                                              (Registrant)


Date: August 14, 2000                         By:  /s/ Richard R. Current
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                                                 Richard R. Current
                                                 Vice President and CFO


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